PROMISSORY NOTE




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Borrower:  Timberline Software Corporation   Lender:Pacific One Bank
           9600 S.W. Nimbus Avenue                  P.O. Box 40108
           Beaverton, Oregon 97008                  Portland, Oregon  97240-0108
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Principal Amount: $9,750,000.00 Initial Rate:8.5% Date of Note:December 1, 1997


PROMISE TO PAY. Timberline Software Corporation ("Borrower") promises to pay to Pacific One Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($9,750,000.00) or so much as may be outstanding, together with interest on each of the unpaid outstanding principal balances from the date of disbursement until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

     A.   Interim Construction Loan
          -------------------------

          Borrower shall make seventeen (17) consecutive monthly interest only payments, beginning December 1, 1997 and on that day for each month thereafter, with interest calculated on the unpaid principal balance at the Pacific One Bank Prime Rate described below, and a final payment of principal and interest due on May 1, 1999 (the "Interim Construction Loan"). This final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. The monthly payment amount will change with each change in the interest rate. The interest rate will be adjusted with each change in the Pacific One Bank Prime Rate.

          Borrower shall be entitled to one (1) six (6) month extension of the final payment due date on this Interim Construction Loan, provided all of the following conditions are satisfied: (1) Before May 1, 1999, Borrower shall have delivered to Lender a notice in writing of Borrower's intent to exercise said extension option (the "Notice");
          (2) Borrower shall have delivered to Lender the sum of Ten Thousand and 00/100 Dollars ($10,000.00) for the extension option, which payment must accompany the Notice; (3) No default shall exist under this Note, or any other agreement between Lender and Borrower, including but not limited to the Construction Loan Agreement ("Agreement"), Deed of Trust, Commercial Security Agreement, Hazardous Waste Warranty and Indemnification Agreement, and Assignment of Rents executed in connection with this Note; and (4) Borrower shall continue to timely make monthly interest only payments on the first day of each month during the extension period, with a final payment of all principal and interest due at the expiration of the extension period.

     B.   Conversion to Term Loan
          -----------------------

          Provided all of the following conditions are satisfied: (a) all conditions and covenants set forth in the Agreement between the parties hereto are satisfied and the Project (as that term is defined in the Agreement) is fully completed and accepted by Lender no later than May 1, 1999 (as such date may be extended pursuant to any exercised extension option as provided for above); (b) Borrower has paid a Term Loan fee in full equal to one-half percent (0.50%) of the Note balance at the time of conversion; and (c) Borrower is not in default under this Note, the Agreement or any other agreement between the Lender and Borrower; then Lender shall convert the balance due under the Interim Construction Loan but no more than Nine Million

          Seven Hundred Fifty Thousand and 00/100 Dollars ($9,750,000.00) into a term loan (the "Term Loan"). Borrower shall pay the Term Loan by making one hundred nineteen (119) monthly payments of principal and interest commencing the first day of the first full month following the conversion of the Interim Construction Loan into the Term Loan (the "Conversion Date"), with interest calculated on the unpaid principal balance from the Conversion Date at an interest rate of one hundred sixty-six bases points (T-bill + 1.66%) over the Treasury Bill rate described below, and a final payment of principal and interest due ten (10) years from the Conversion Date. This final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. The monthly payment amount will change with each adjustment in the interest rate, based on the Note amount outstanding, remaining amortization period of a twenty-five (25) year amortization schedule (which amortization schedule commences on the Conversion Date), and interest rate. The interest rate for this Term Loan will be adjusted on the Conversion Date and on the fifth anniversary of the Conversion Date.

Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to any unpaid collection costs and late charges, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is Pacific One Bank Prime Rate as to the Interim Construction Loan, and the index as to the Term Loan, if applicable, is the weekly average yield on United States Treasury securities ("Treasury Bills") adjusted to a constant maturity of five (5) years, as made available by the Federal Reserve Board (referred to collectively as the "Index") most recent to the Index adjustment date. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above in the "Payment" section. Whenever increases occur in the interest rate, Lender, at its option, may do one or both of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, and (b) increase Borrower's payments to cover accruing interest.

PREPAYMENT PENALTY. During the Interim Construction Loan term only, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Borrower shall pay a prepayment premium equal to three percent (3.0%) of the outstanding note balance at the time of prepayment if prepayment occurs during the first year of the Term Loan and if the source of the prepayment funds is a loan or loans from another lending institution or institutions. Borrower shall pay a prepayment premium equal to two percent (2.0%) of the outstanding note balance at the time of prepayment if prepayment occurs during the second year of the Term Loan and if the source of the prepayment funds is a loan or loans from another lending institution or institutions. Borrower shall pay a prepayment premium equal to one percent (1.0%) of the outstanding note balance at the time of prepayment if prepayment occurs after the second year of the Term Loan and if the source of the prepayment funds is a loan or loans from another lending institution or institutions. For the purposes of this provision, "lending institution" shall mean any entity that loans money in the ordinary course of business. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE: If a payment is 15 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT.  Borrower  will be in  default  if any of the  following  happens:  (a)
Borrower  fails to make  any  payment  within  ten (10)  days of when  due.  (b)
Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. If any such default is curable and if Borrower has not been given notice of a breach of the same provision within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower, after Lender sends written notice demanding cure of such failure, (i) cures the failure within thirty (30) days; or (ii), if the cure requires more than thirty (30) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within ninety (90) days. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (d) Borrower dissolves or becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Borrower (or any member or partner of Borrower) dies or becomes incompetent. Lender may, at its option, permit the deceased's estate to assume unconditionally the obligations arising under this Note in a manner reasonably satisfactory to Lender, and, in so doing, cure the event of default. (g) Any guarantor of this Note seeks, claims, or otherwise attempts to limit, modify, or revoke such guarantor's guaranty with Lender or any of the events of default occur with respect to any guarantor of this Note or any guarantor dies or become incompetent. Lender may, at its option, permit the deceased guarantor's estate to assume unconditionally the obligations arising under this Note in a manner satisfactory to Lender, and, in so doing, cure the event of default. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the interest rate on this Note to five percentage (5.00%) points over the interest rate in effect at the time of the default, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for arbitration and bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Oregon. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF MULTNOMAH COUNTY, THE STATE OF OREGON. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.

RIGHT OF SETOFF. To the extent any such accounts exist, Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all Keogh and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by, in addition to any other collateral, a Deed of Trust and an Assignment of Rents to a trustee in favor of Lender on real property located in Washington County, State of Oregon, all the terms and conditions of which are hereby incorporated and made a part of this Note.

ARBITRATION. Except as provided below, Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the then effective arbitration rules of the Arbitration Service of Portland, Inc., or the then effective commercial arbitration rules of the American Arbitration Association, whichever organization is selected by the party which first initiates arbitration by filing a claim in accordance with the filing rules of the organization selected. Notwithstanding the above, Lender's actions to take or dispose of any collateral securing this Note shall not be prohibited by this arbitration agreement nor constitute a waiver of this arbitration provision as to all other disputes. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes.

LINE OF CREDIT. This Note evidences a straight line of credit for the Interim Construction Loan only. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender, regardless of the fact that persons other than those authorized to borrow have authority to draw against the accounts. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

GENERAL PROVISIONS. Time is of the essence hereof. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All obligations of Borrower under this Note shall be joint and several, and all references to Borrower herein shall mean each and every Borrower. This means that each of the Borrowers signing below is responsible for all obligations in this Note.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Timberline Software Corporation

By: /s/ Thomas P. Cox
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Its:  Senior Vice President
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